EXHIBIT 21

LIST OF SUBSIDIARIES OF THE COMPANY

Argentina

Autoliv Argentina SA

Australia

Autoliv Australia Proprietary Ltd

Brazil

Autoliv do Brasil Ltda.

Canada

Autoliv Canada, Inc

Autoliv Electronics Canada, Inc

VOA Canada, Inc

Czech Republic

Autoliv Stakupress s.r.o.

China

Autoliv China Electronics Co. Ltd

Autoliv (China) Inflator Co., Ltd

Autoliv (Shanghai) Vehicle Safety Systems Co. Ltd

Autoliv (Guangzhou) Vehicle Safety Systems Co. Ltd

Autoliv (China) Management Co. Ltd.

Taicang van Oerle Alberton Shenda Special Type Textile Products (60%)

Changchun Hongguang Autoliv Vehicle Safety Systems Co. Ltd

Autoliv (Shanghai) Vehicle Safety System Technical Center Co. Ltd

Autoliv (Changchun) Vehicle Safety System Co. Ltd

Autoliv (China) Steering Wheel Co. Ltd

Autoliv (Nanjing) Vehicle Safety Co. Ltd

Estonia

Norma AS (51%)

France

Societe Franco Suedoise d’Investissement SA

Autoliv France SNC

Autoliv IsoDelta SA

Livbag SAS

Normandy Precision Components SNC

NCS Pyrotechnie et Technologies SA

Autoliv Electronics SAS

OEA Europe Sarl

Germany

Autoliv Beteiligunsgesellschaft GmbH

Autoliv BV & Co. KG

Autoliv Sicherheitstechnik GmbH

Autoliv Stakupress GmbH

Autoliv Protektor GmbH

Hungary

Autoliv KFT

India

Autoliv India Private Ltd.

Indonesia

Autoliv Indonesia P.T.

Italy

Autoliv Italia S.P.A

Japan

Autoliv Japan Ltd

Autoliv Nichiyu Co. Ltd.

Korea

Autoliv Corporation

Malaysia

Autoliv Hirotako Sdn Bhd.

Mexico

Autoliv Mexican Holdings S. de R.L. de C.V.

Autoliv Safety Technology de Mexico S.A. de C.V.

Autoliv Steering Wheels Mexico S. de R.L. de C.V.

Autoliv Mexico S.A. de C.V.

Autoliv Mexico East S.A. de C.V.

The Netherlands

Autoliv Autosicherheitstechnik BV

Automotive Safety Products BV

Autoliv ASP BV

Van Oerle Alberton Holding BV

Van Oerle Alberton BV

Philippines

Autoliv Philippines Izumi Co

Autoliv Philippines Inc (91%)

Poland

Autoliv Poland Sp. z.o.o.

Romania

Autoliv Romania SRL

Russia

OOO Autoliv

South Africa

Autoliv Southern Africa Pty Ltd

Spain

Autoliv KLE, S.A.U.

Autoliv BKI S.A.U.

Auto Safety SA

Sweden

Autoliv AB

Autoliv Holding AB

Autoliv Sverige AB

Autoliv Development AB

Autoliv East Europe AB

Autoliv Electronics AB

Svensk Airbag AB

Autoliv Mekan AB

Taiwan

Mei-An Autoliv Co. (59%)

Thailand

Autoliv Thailand Ltd

NSK Safety Technology (Thailand) Co. Ltd

Tunisia

Autoliv Tunisia Zriba

Steering Wheels Tunisia 1

Steering Wheels Tunisia F

Steering Wheels Tunisia 2

Steering Wheels Tunsia 3

Turkey

Autoliv Cankor Otomotiv Emniyet Sistemleri Sanayi Ve Ticaret AS

Autoliv Teknoloji Urunleri Sanayi Ve Ticaret AS

Autoliv Gebze Muhendislik Merkezi Ltd

Autoliv Metal Pres Sanayi ve Ticaret A.S.

EMT DisTicaret A.S.

United Kingdom

Autoliv UK Holding Ltd

Autoliv Ltd

Airbags International Ltd

Autoliv Spring Dynamics Ltd

USA

Autoliv ASP, Inc. (Indiana)

OEA, Inc. (Delaware)

Autoliv Safety Technology, Inc (Delaware)

Autoliv Holding, Inc. (Delaware)

All subsidiaries are wholly owned unless otherwise indicated.

The names of certain subsidiaries, which considered in the aggregate would not constitute a “significant subsidiary” as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.